UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 24, 2018

Adamant DRI Processing and Minerals Group

(Exact name of registrant as specified in its charter)

Nevada	000-49729	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Chunshugou Luanzhuang Village

Zhuolu County, Zhangjiakou

Hebei Province, China

(Address of principal executive offices)

Registrant’s telephone number, including area code: 86 313-6732526

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 24, 2018, the board of directors of Adamant DRI Processing and Minerals Group (the “Company”) concluded, based on the recommendation of management, that its consolidated financial statements for the year ended and as at December 31, 2016 (the “2016 Financial Statements”) included in its annual report on Form 10-K for the year ended December 31, 2016 (“2016 Form 10-K”), need to be restated as described below and that investors should no longer rely upon those consolidated financial statements. The Company will file an amendment to its 2016 Form 10-K to restate its 2016 Financial Statements as soon as practicable.

During the preparation of the Company’s December 31, 2017 consolidated financial statements, the Company discovered that certain expenses related to lawsuits against Haixing Huaxin Mining Industry Co., Ltd. which occurred during 2016 and for prior years were not properly recorded and reflected in the 2016 Financial Statements. The Company estimates these non-recorded expenses were $959,739 for fiscal year 2016 and $736,476 for fiscal years prior to 2016. The aggregate effect will be to reduce the net income of the Company for the year ended December 31, 2016 and to reduce stockholders’ equity of the Company at December 31, 2016.

The Company’s management have discussed their findings and conclusions relating to the periods described above with MJF & Associates, the Company’s current independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADAMANT DRI PROCESSING AND MINERALS GROUP

Dated: May 24, 2018	By:	/s/ Changkui Zhu
Changkui Zhu
Chief Executive Officer